Exhibit A

To

The Advisory and Service Contract

Between

Wasatch Funds Trust and

Wasatch Advisors LP

Series	Effective Date	Initial Period End	Annual Advisory Fee

Wasatch Core Growth Fund	February 22, 2023	January 31, 2024	1.00%
Wasatch Emerging India Fund	February 22, 2023	January 31, 2024	1.25%
Wasatch Emerging Markets Select Fund	February 22, 2023	January 31, 2024	1.00%
Wasatch Emerging Markets Small Cap Fund	February 22, 2023	January 31, 2024	1.50%
Wasatch Frontier Emerging Small Countries Fund	February 22, 2023	January 31, 2024	1.50%
Wasatch Global Opportunities Fund	February 22, 2023	January 31, 2024	1.25%
Wasatch Global Select Fund	February 22, 2023	January 31, 2024	0.85%
Wasatch Global Value Fund	February 22, 2023	January 31, 2024	0.90%
Wasatch International Growth Fund	February 22, 2023	January 31, 2024	1.25%
Wasatch International Opportunities Fund	February 22, 2023	January 31, 2024	1.50%
Wasatch International Select Fund	February 22, 2023	January 31, 2024	0.80%
Wasatch Long/Short Alpha Fund	February 22, 2023	January 31, 2024	1.25%
Wasatch Micro Cap Fund	February 22, 2023	January 31, 2024	1.50%
Wasatch Micro Cap Value Fund	February 22, 2023	January 31, 2024	1.50%
Wasatch Small Cap Growth Fund	February 22, 2023	January 31, 2024	1.00%
Wasatch Small Cap Value Fund	February 22, 2023	January 31, 2024	1.00%
Wasatch Ultra Growth Fund	February 22, 2023	January 31, 2024	1.00%
Wasatch U.S. Select Fund	February 22, 2023	January 31, 2024	0.75%
Wasatch-Hoisington U.S. Treasury Fund	February 22, 2023	January 31, 2024	0.50%
Wasatch International Value Fund	August 14, 2024	January 31, 2026	0.80%
Wasatch Global Small Cap Value Fund	May 20, 2025	January 31, 2027	1.00%
Wasatch International Small Cap Value Fund	May 20, 2025	January 31, 2027	1.00%

Amended as of January 31, 2026

Wasatch Funds Trust	Wasatch Advisors LP

By: /s/ Michael K. Yeates	By: /s/ Daniel D. Thurber
Name: Michael K. Yeates	Name: Daniel D. Thurber
Title: President	Title: Vice President